UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    March 31, 2015

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

_________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events

As previously announced, on October 24, 2014, Frontier Communications Corporation (the “Company”) completed the acquisition of the wireline properties of AT&T Inc. (“AT&T”) in Connecticut, by acquiring all of the issued and outstanding capital stock of The Southern New England Telephone Company and SNET America, Inc. (the “Transferred Companies”) for a purchase price of $2.0 billion in cash, excluding adjustments for working capital (the “Connecticut Acquisition”).  Following the Connecticut Acquisition, Frontier now owns and operates the wireline business and fiber optic network servicing residential, commercial and wholesale customers in Connecticut. The Company also acquired the U-verse® video and DISH® satellite TV customers in Connecticut. Prior to the closing of the Connecticut Acquisition,  (i) AT&T transferred to the Transferred Companies certain assets and caused the Transferred Companies to assume certain liabilities relating to the business to be acquired and (ii) the Transferred Companies transferred to AT&T certain assets, and AT&T assumed certain liabilities of the Transferred Companies, to be retained by AT&T following the closing (the Transferred Companies, after giving effect to such transactions, being referred to as the “Connecticut Operations”).

The Company is filing this Current Report on Form 8-K to present the unaudited pro forma condensed combined statement of income of the Company, after giving effect to the Connecticut Acquisition, for the year ended December 31, 2014, which is filed as Exhibit 99.1 hereto.

Item 9.01        Financial Statements and Exhibits

(d)       Exhibits

99.1     Unaudited pro forma condensed combined statement of income of the Company, after giving effect to the Connecticut Acquisition, for the year ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER Communications CORPORATION

Date: March 31, 2015	By:/s/ David G. Schwartz
David G. Schwartz
Vice President, Corporate Counsel and
Assistant Secretary